Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS RECORD FISCAL YEAR 2022 RESULTS

Fourth quarter 2022 results:

•
Revenue of $751 million, up 19% year-over-year
•
GAAP operating income up 45% year-over-year
•
Non-GAAP operating income up 34% year-over-year
•
GAAP diluted EPS of $0.60, up 71% year-over-year
•
Non-GAAP diluted EPS of $0.60, up 25% year-over-year

Full year 2022 results:

•
Revenue of $2,886 million; 28% year-over-year growth
o
Advanced Computing and Next Gen Communications combined revenue growth of 45% year-over-year
o
Industrials revenue growth of 39% year-over-year
o
Medical revenue growth of 28% year-over-year
o
Semi-Cap revenue growth of 31% year-over-year
•
GAAP operating income up 70% year-over-year
•
Non-GAAP operating income up 52% year-over-year
•
GAAP diluted EPS of $1.91, up 93% year-over-year
•
Non-GAAP diluted EPS of $2.09, up 55% year-over-year

TEMPE, AZ, February 1, 2023 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the fourth quarter and year ended December 31, 2022.

	Three Months Ended
	Dec 31,	Sept 30,	Dec 31,
In millions, except EPS	2022	2022	2021
Sales	$751	$772	$633
Net income	$21	$19	$12
Net income – non-GAAP(1)	$21	$20	$17
Diluted earnings per share	$0.60	$0.53	$0.35
Diluted EPS – non-GAAP(1)	$0.60	$0.57	$0.48
Operating margin	3.6%	3.3%	2.9%
Operating margin – non-GAAP(1)	4.3%	3.6%	3.8%

	Year Ended
	Dec 31,	Dec 31,
In millions, except EPS	2022	2021
Sales	$2,886	$2,255
Net income	$68	$36
Net income – non-GAAP(1)	$75	$49
Diluted EPS	$1.91	$0.99
Diluted EPS – non-GAAP(1)	$2.09	$1.35
Operating margin	3.1%	2.4%
Operating margin – non-GAAP(1)	3.6%	3.0%

(1) A reconciliation of GAAP and non-GAAP results is included below.

“As we close out 2022, I’m proud to see the team’s continued execution of our strategy which culminated in our reporting a record year of revenue and earnings,” said Jeff Benck, Benchmark’s President and CEO. "These results enabled us to exceed the operating targets we laid out more than two years ago, despite the unforeseen global challenges we encountered during this period."

Benck continued “Looking forward, we have a new set of objectives, which we introduced at our analyst meeting last November. I am as confident today as I was then in our ability to deliver to our commitments, or better, over the multi-year period.”

Cash Conversion Cycle

	Dec 31,	Sept 30,	Dec 31,
	2022	2022	2021
Accounts receivable days	59	56	51
Contract asset days	22	22	22
Inventory days	97	95	82
Accounts payable days	(56)	(67)	(67)
Advance payments from customers days	(26)	(27)	(19)
Cash conversion cycle days	96	79	69

Fourth Quarter 2022 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) were as follows.

	Dec 31,		Sept 30,		Dec 31,
	2022		2022		2021
Medical	$144	19%	$166	21%	$127	20%
Semi-Cap	178	24	186	24	163	26
A&D	90	12	86	11	95	15
Industrials	143	19	155	20	125	20
Advanced Computing	92	12	95	13	60	9
Next Gen Communications	104	14	84	11	63	10
Total	$751	100%	$772	100%	$633	100%

Overall, revenues were up 19% year-over-year from strength in the Next Gen Communications, Advanced Computing, Industrials, Medical and Semi-Cap sectors.

First Quarter 2023 Guidance

•
Revenue between $640 - $680 million
•
Diluted GAAP earnings per share between $0.35 - $0.40
•
Diluted non-GAAP earnings per share between $0.39 - $0.45 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers.

Restructuring charges are expected to range between $0.2 million and $0.6 million in the first quarter and the amortization of intangibles is expected to be $1.6 million in the first quarter.

Fourth Quarter 2022 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available for one year on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

512-580-2719 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the estimated financial impact of the COVID-19 pandemic, the Company’s outlook and guidance for first quarter and fiscal year 2023 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges and amortization of intangibles, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including the emergence and severity of its variants, the availability of vaccines and potential hesitancy to utilize them, government and other third-party responses to the crisis and the consequences for the global economy, the Company’s business and the businesses of its suppliers and customers. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continued inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including trade restrictions, or the ability to utilize the company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Sales	$750,644	$633,054	$2,886,331	$2,255,319
Cost of sales	678,517	570,998	2,631,096	2,049,418
Gross profit	72,127	62,056	255,235	205,901
Selling, general and administrative expenses	39,540	37,731	150,215	136,700
Amortization of intangible assets	1,592	1,591	6,384	6,384
Restructuring charges and other costs	4,049	4,099	8,567	13,699
Ransomware incident related costs (recovery), net	—	—	—	(3,944)
Income from operations	26,946	18,635	90,069	53,062
Interest expense	(5,466)	(2,257)	(12,894)	(8,472)
Interest income	887	89	1,730	540
Other income (expense), net	3,860	(387)	5,437	277
Income before income taxes	26,227	16,080	84,342	45,407
Income tax expense	5,008	3,661	16,113	9,637
Net income	$21,219	$12,419	$68,229	$35,770
Earnings per share:
Basic	$0.60	$0.35	$1.94	$1.00
Diluted	$0.60	$0.35	$1.91	$0.99
Weighted-average number of shares used in calculating earnings per share:
Basic	35,166	35,209	35,179	35,655
Diluted	35,630	35,410	35,718	36,101

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$207,430	$271,749
Accounts receivable, net	491,957	355,883
Contract assets	183,613	155,243
Inventories	727,749	523,240
Other current assets	41,400	42,029
Total current assets	1,652,149	1,348,144
Property, plant and equipment, net	211,478	186,666
Operating lease right-of-use assets	93,081	99,158
Goodwill and other, net	270,623	269,912
Total assets	$2,227,331	$1,903,880

Liabilities and shareholders’ equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$4,275	$985
Accounts payable	424,272	426,555
Advance payments from customers	197,937	118,124
Accrued liabilities	122,652	108,718
Total current liabilities	749,136	654,382
Long-term debt and finance lease obligations, less current installments	320,675	129,289
Operating lease liabilities	86,687	90,878
Other long-term liabilities	44,417	55,529
Shareholders’ equity	1,026,416	973,802
Total liabilities and shareholders’ equity	$2,227,331	$1,903,880

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net income	$68,229	$35,770
Depreciation and amortization	44,252	44,152
Stock-based compensation expense	18,485	15,262
Accounts receivable, net	(135,955)	(46,967)
Contract assets	(28,370)	(12,464)
Inventories	(206,247)	(197,867)
Accounts payable	(16,656)	139,952
Advance payments from customers	93,476	34,002
Other changes in working capital and other, net	(14,681)	(14,462)
Net cash used in operations	(177,467)	(2,622)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(46,774)	(42,177)
Other investing activities, net	5,600	302
Net cash used in investing activities	(41,174)	(41,875)

Cash flows from financing activities:
Share repurchases	(9,391)	(40,216)
Net debt activity	194,261	(7,648)
Other financing activities, net	(25,641)	(26,088)
Net cash provided by (used in) financing activities	159,229	(73,952)

Effect of exchange rate changes	(4,907)	(5,792)
Net decrease in cash and cash equivalents and restricted cash	(64,319)	(124,241)
Cash and cash equivalents and restricted cash at beginning of year	271,749	395,990
Cash and cash equivalents and restricted cash at end of year	$207,430	$271,749

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Year Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,
	2022	2022	2021	2022	2021
Income from operations (GAAP)	$26,946	$25,284	$18,635	$90,069	$53,062
Amortization of intangible assets	1,592	1,591	1,591	6,384	6,384
Restructuring charges and other costs	799	1,331	4,099	5,710	9,341
(Gain) loss on assets held for sale	—	—	—	(393)	—
Impairment	—	—	—	—	4,358
Ransomware incident related costs (recovery), net	—	—	—	—	(3,944)
Settlement	3,250	—	—	3,250	—
Customer insolvency (recovery)	—	(599)	(72)	(599)	(425)
Non-GAAP income from operations	$32,587	$27,607	$24,253	$104,421	$68,776
GAAP operating margin	3.6%	3.3%	2.9%	3.1%	2.4%
Non-GAAP operating margin	4.3%	3.6%	3.8%	3.6%	3.0%

Gross Profit (GAAP)	$72,127	$66,750	$62,056	$255,235	$205,901
Settlement	—	—	—	—	—
Customer insolvency (recovery)	—	(425)	(72)	(425)	(425)
Non-GAAP gross profit	$72,127	$66,325	$61,984	$254,810	$205,476
GAAP gross margin	9.6%	8.7%	9.8%	8.8%	9.1%
Non-GAAP gross margin	9.6%	8.6%	9.8%	8.8%	9.1%

Selling, general and administrative expenses	$39,540	$38,544	$37,731	$150,215	$136,700
Customer recovery	—	174	—	174	—
Non-GAAP selling, general and administrative expenses	$39,540	$38,718	$37,731	$150,389	$136,700

Net income (GAAP)	$21,219	$18,829	$12,419	$68,229	$35,770
Amortization of intangible assets	1,592	1,591	1,591	6,384	6,384
Restructuring charges and other costs	799	1,331	4,099	5,710	9,341
(Gain) loss on assets held for sale	—	—	—	(393)	—
Impairment	—	—	—	—	4,358
Ransomware incident related costs (recovery), net	—	—	—	—	(3,944)
Settlement	(2,344)	(611)	—	(2,955)	—
Customer insolvency (recovery)	—	(599)	(72)	(599)	(425)
Refinancing of Credit Facilities	—	—	276	—	276
Income tax adjustments(1)	(5)	(351)	(1,212)	(1,644)	(3,178)
Non-GAAP net income	$21,261	$20,190	$17,101	$74,732	$48,582

Diluted earnings per share:
Diluted (GAAP)	$0.60	$0.53	$0.35	$1.91	$0.99
Diluted (Non-GAAP)	$0.60	$0.57	$0.48	$2.09	$1.35

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,630	35,348	35,410	35,718	36,101
Diluted (Non-GAAP)	35,630	35,348	35,410	35,718	36,101

Net cash used in operations	$(52,749)	$(31,208)	$(1,314)	$(177,467)	$(2,622)
Additions to property, plant and equipment and software	(13,180)	(8,623)	(9,740)	(46,774)	(42,177)
Free cash flow (used)	$(65,929)	$(39,831)	$(11,054)	$(224,241)	$(44,799)

(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.